UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2023

Abercrombie & Fitch Co.
(Exact name of registrant as specified in its charter)

Delaware						1-12107	31-1469076
(State or other jurisdiction of incorporation or organization)						(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path	,	New Albany	,	Ohio			43054
(Address of principal executive offices)							(Zip Code)

Registrant’s telephone number, including area code					(614)	283-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	ANF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2023, Abercrombie & Fitch Co. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) announcing the appointment of Helen Vaid to the Company’s Board of Directors (the “Board”) effective February 16, 2023.

In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Company is filing this Amendment No. 1 to the Original 8-K (this “Amendment”) to provide information regarding committee assignments for Ms. Vaid, which had not been determined at the time of the filing of the Original 8-K.

On May 17, 2023, upon the recommendation of the Nominating and Board Governance Committee of the Board, the Board appointed Ms. Vaid to serve as a member of the Compensation and Human Capital Committee of the Board, with such appointment to be effective immediately and with such service to be at the pleasure of the Board.

Except as expressly set forth herein, this Amendment does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. This Amendment supplements the Original 8-K and should be read in conjunction with the Original 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abercrombie & Fitch Co.

Dated:	May 18, 2023	By:	/s/ Gregory J. Henchel
Gregory J. Henchel
Executive Vice President, General Counsel and Corporate Secretary